Exhibit 99



  INDEPENDENT AUDITORS' REPORT

  To the Board of Directors and Stockholders of CERBCO, Inc.

  We have audited the consolidated financial statements of CERBCO, Inc. and subsidiaries as of June 30, 2000 and 1999, and for each of the three years in the period ended June 30, 2000, and have issued our report thereon dated September 22, 2000; such financial statements and report are included in this Annual Report on Form 10-K. Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidating schedules as of, and for the year ended June 30,2000 are presented for the purpose of additional analysis of the basic consolidated financial statements rather than to present the financial position and results of operations of the individual companies, and are not a required part of the basic consolidated financial statements. These schedules are the responsibility of the Company's management. Such schedules have been subjected to the auditing procedures applied in our audits of the basic consolidated financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.


  /s/ DELOITTE & TOUCHE LLP
  DELOITTE & TOUCHE LLP
  McLean, Virginia
  September 22, 2000

                                                                      Exhibit 99

                                  CERBCO, Inc.
          CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                            YEAR ENDED JUNE 30, 2000

                                                    CERBCO, Inc.                            CERBCO, Inc.    Insituform East,
                                                    Consolidated          Eliminations     Unconsolidated     Incorporated
                                                  ------------------     ---------------  ----------------- -----------------

Sales                                                  $22,421,875       $                   $           0       $22,421,875
                                                                                       0
                                                  ------------------     ---------------  ----------------- -----------------

Costs and Expenses:
  Cost of sales                                         21,314,391                     0                 0        21,314,391
  Selling, general and administrative expenses           4,815,439                     0           751,671         4,063,768
                                                  ------------------     ---------------  ----------------- -----------------
    Total Costs and Expenses                            26,129,830                     0           751,671        25,378,159
                                                  ------------------     ---------------  ----------------- -----------------

Operating Loss                                          (3,707,955)                    0          (751,671)       (2,956,284)
Investment Income                                          696,015   (A)        (322,900)          971,903            47,012
Interest Expense                                           (21,473)  (A)         322,900                 0          (344,373)
Other Income - net                                         998,152                     0           744,702           253,450
                                                  ------------------     ---------------  ----------------- -----------------
Earnings (Loss) Before Non-Owned Interests
    and Income Taxes                                    (2,035,261)                    0           964,934        (3,000,195)

Non-Owned Interest in Pretax Loss of
    Midsouth Partners                                       19,889                     0                 0            19,889
                                                  ------------------     ---------------  ----------------- -----------------

Earnings (Loss) Before Non-Owned Interests in
    Insituform East and Income Taxes                    (2,015,372)                    0           964,934        (2,980,306)

Provision (Credit) for Income Taxes                          6,000                     0           225,000          (219,000)
                                                  ------------------     ---------------  ----------------- -----------------

Earnings (Loss) Before Non-Owned Interests in
    Insituform East                                     (2,021,372)                    0           739,934        (2,761,306)

Non-Owned Interests in Loss of Insituform East           1,678,175  (B)        1,678,175                 0                 0
                                                  ------------------     ---------------  ----------------- -----------------

                              NET EARNINGS (LOSS)      $  (343,197) (D)       $1,678,175          $739,934       $(2,761,306)
                                                  ==================     ===============  ================= =================

                                                                      Exhibit 99

                                  CERBCO, Inc.
               CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                                  JUNE 30, 2000
                                                            CERBCO, Inc.                           CERBCO, Inc.  Insituform East,
                                                            Consolidated          Eliminations    Unconsolidated   Incorporated
                                                             --------------        --------------   --------------  --------------
                           ASSETS
Current Assets:
  Cash and cash equivalents                                    $ 2,344,077         $                   $1,772,203   $    571,874
                                                                                               0
  Marketable securities                                          9,844,593                     0        9,844,593              0
  Accounts receivable                                            6,294,655                     0          833,218      5,461,437
  Inventories                                                    1,421,104                     0                0      1,421,104
  Prepaid and refundable taxes                                      22,895                     0                0         22,895
  Prepaid expenses and other                                       204,381                     0           29,371        175,010
                                                             --------------        --------------   --------------  --------------
                                        TOTAL CURRENT ASSETS    20,131,705                     0       12,479,385      7,652,320

Investment in and Advances to Subsidiary:
  Investment in subsidiaries                                             0   (C)      (7,222,493)       7,222,493              0
  Intercompany receivables and payables                                  0                     0        3,932,044     (3,932,044)

Property, Plant and Equipment - net of
  accumulated depreciation                                      10,308,637                     0           77,005     10,231,632

Other Assets:
  Excess of acquisition cost over value of net
    assets acquired - net                                        1,618,629   (C)       1,618,629                0              0
  Cash surrender value of life insurance                         2,387,287                     0        2,221,232        166,055
  Marketable securities                                          2,231,052                     0        2,231,052              0
  Deposits and other                                                60,056                     0           44,489         15,567
                                                             --------------        --------------   --------------  --------------
                                                TOTAL ASSETS   $36,737,366           $(5,603,864)     $28,207,700    $14,133,530
                                                             ==============        ==============   ==============  ==============

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities                      $2,961,927         $                    $ 534,958    $ 2,426,969
                                                                                               0
  Income taxes payable                                           1,271,708                     0        1,261,708         10,000
  Current portion of capital lease obligations                      30,177                     0                0         30,177
                                                                                   --------------
                                                             --------------                         --------------  --------------
                                   TOTAL CURRENT LIABILITIES     4,263,812                     0        1,796,666      2,467,146
                                                             --------------        --------------   --------------  --------------

Long-Term Liabilities:
  Accrued SERP liability                                         1,099,720                     0        1,000,967         98,753
  Capital lease obligations                                         42,584                     0                0         42,584
                                                             --------------        --------------   --------------  --------------
                                 TOTAL LONG-TERM LIABILITIES     1,142,304                     0        1,000,967        141,337
                                                                                   --------------   --------------  --------------
                                                             --------------        --------------   --------------  --------------
                                           TOTAL LIABILITIES     5,406,116                     0        2,797,633      2,608,483
                                                             --------------        --------------   --------------  --------------

Non-Owned Interests:                                             7,004,314 (B)(C)      7,004,314                0              0
                                                             --------------        --------------   --------------  --------------

Stockholders' Equity:
  Common stock                                                     118,947   (C)        (175,486)         118,947        175,486
  Class B stock                                                     29,348   (C)         (11,904)          29,348         11,904
  Additional paid-in capital                                     7,527,278   (C)      (4,000,424)       7,527,278      4,000,424
  Retained earnings                                             16,651,363 (C)(D)     (9,609,977)      17,734,494      8,526,846
  Treasury stock                                                         0   (C)       1,189,613                0     (1,189,613)
                                                             --------------        --------------   --------------  --------------
                                  TOTAL STOCKHOLDERS' EQUITY    24,326,936           (12,608,178)      25,410,067     11,525,047
                                                             --------------        --------------   --------------  --------------

                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $36,737,366           $(5,603,864)     $28,207,700    $14,133,530
                                                             ==============        ==============   ==============  ==============

                                                                      Exhibit 99

                                  CERBCO, Inc.
                        CONSOLIDATING ELIMINATION ENTRIES
                                  JUNE 30, 2000




                                (A)
Investment income
  Interest expense                                                     $322,900
To eliminate interest expense paid by Insituform East to                               $322,900
  CERBCO in 2000.

                                (B)
Non-owned interests                                                  $1,678,175
  Non-owned interests in loss of subsidiary                                          $1,678,175
To record non-owned interests in loss of Insituform East in 2000.

                                (C)
Common stock                                                           $175,486
Class B stock                                                            11,904
Additional paid-in capital                                            4,000,424
Retained earnings                                                    11,288,152
Excess of acquisition cost over value of net assets acquired          1,618,629
  Treasury stock                                                                     $1,189,613
  Non-owned interests                                                                 8,682,489
  Investment in subsidiary                                                            7,222,493
To eliminate investment in Insituform East at June 30, 2000.

                                (D)
Current year earnings adjustments                                    $1,678,175
  Retained earnings                                                                  $1,678,175
To close out impact of eliminating entries on statement of operations for 2000.